UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 26, 2015

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 26, 2015 Cirrus Services LLC (“Buyer”), a wholly owned subsidiary of Medici, Inc. (“Medici”), which is a majority owned subsidiary of Overstock.com, Inc. (“Overstock”), entered into an Asset Purchase Agreement (the “Cirrus Asset Purchase Agreement”) dated August 26, 2015 with Cirrus Technologies LLC, a privately-held New Jersey limited liability company (“Seller”).  On August 26, 2015 the transaction also closed, and Buyer acquired all or substantially all of Seller’s assets for a purchase price of approximately $30,300,000, consisting of approximately $11,000,000 in cash and approximately 900,000 shares of Overstock’s common stock valued at approximately $19,300,000.  In connection with the transaction, Overstock entered into a Registration Rights Agreement (the “Registration Rights Agreement”) dated August 26, 2015 with Joseph Cammarata for the benefit of the members of Seller, who are to receive shares as a result of the transaction. Mr. Cammarata is the sole or majority owner of Seller and each of the other business entities described below, including Pro Securities, LLC, in which Overstock owns a 24.9% interest that it previously purchased from Mr. Cammarata. In connection with the transactions, Overstock increased its equity ownership of Medici to 81.0% by acquiring an additional 5.9% of Medici’s common stock from an entity of which Mr. Cammarata is a 50% owner.

In addition, on August 26, 2015 Medici entered into (i) a Membership Purchase Agreement (the “SpeedRoute Purchase Agreement”) dated August 26, 2015, pursuant to which Medici agreed to purchase all of the outstanding membership interests in SpeedRoute LLC, a New York limited liability company (“SpeedRoute”), and (ii) a Membership Purchase Agreement (the “Pro Securities Purchase Agreement”) dated August 26, 2015, pursuant to which Medici agreed to purchase all of the outstanding membership interests not already owned by Medici in Pro Securities, LLC, a California limited liability company (“Pro Securities”), and (iii) a Stock Purchase Agreement (the “TraderField Purchase Agreement”) dated August 26, 2015 pursuant to which Medici agreed to purchase 80% of the outstanding capital stock of TraderField Securities Inc., a New York corporation.  SpeedRoute, Pro Securities and TraderField are each privately-held registered broker dealers, and these acquisitions are subject to conditions, including satisfaction of all applicable regulatory requirements.  The aggregate consideration to be paid for the interests to be acquired in SpeedRoute, Pro Securities and TraderField acquisitions will be shares of Overstock common stock having a market value of approximately $700,000.

The Registration Rights Agreement provides that Overstock will file a shelf resale registration statement on Form S-3 for the benefit of the members of Seller who are to receive shares as a result of the transactions contemplated by the Cirrus Asset Purchase Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent applicable.

Item 7.01 Regulation FD Disclosure

On August 26, 2015, Overstock issued a press release announcing the matters described under Item 1.01 of this Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

99.1                        Press Release issued August 26, 2015.

This Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include all statements about the transactions that have not yet closed, and include all statements other than statements of historical fact. Information regarding factors that could materially affect Overstock’s results and future events may be found in Overstock ‘s Form 10-Q for the quarter ended June 30, 2015, which was filed with the SEC on August 7, 2015 and in any subsequent filings with the SEC. There also may be additional risks that Overstock does not presently know about or that it currently believes are immaterial that could also impair its business or results of operations and could adversely affect Overstock’s future activities. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Overstock undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ ROBERT P. HUGHES
Robert P. Hughes
Senior Vice President, Finance and Risk Management
Date:	August 26, 2015